Exhibit 23.13

December 18, 2014

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Members of the Board

I hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, I consent to the summary of, and reference to, any appraisal reports produced by our firm, Lightle Appraisal Company for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. I consent to the reference to any updated appraisal information we provide on these properties. I further consent to the filing of this letter as an exhibit to the Registration Statement.

/s/ J. Burnett (Burney) Lightle III
J. Burnett (Burney) Lightle III, MAI
Lightle Appraisal Company

SEARCY, ARKANSAS
AGRICULTURAL & COMMERCIAL	501 268-8741	109 W. Market Street	P.O. Box 370	Searcy, AR 72145-0370
REAL ESTATE VALUATION	MEMPHIS, TENNESSEE
LIGHTLEAPPRAISAL.COM	901 524-1989	113 Harbor Town Square, Suite 202		Memphis, TN 38103